NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

Basis of presentation

On November 9, 2010, Sea 2 Sky Corporation (the “Company” or “Sea 2 Sky”) entered into Business Combination Agreement (“Agreement”) with ecoTECH Energy Group (Canada) Inc. (‘ecoTECH”) and  7697112 Canada Corp., a wholly owned subsidiary of the Company (“Subco”), pursuant to which ecoTECH will amalgamate and merge with Subco and the Company will acquire 100% of the outstanding equity interests of ecoTECH through the issuance of 110,606,239 shares of the Company’s common stock. Upon completion of theamalgamation onNovember 12, 2010, ecoTECH became a wholly-owned subsidiary of the Company; however, due to the exchange of common stock shares, ecoTECH assumed control of the Company.

The acquisition of ecoTECH by Sea 2 Sky is being accounted for as a reverse acquisition, whereby the assets and liabilities of ecoTECH are reported at their historical cost since ecoTECH was issued common stock equal toapproximately 58% of the total outstanding shares immediately after the transaction.  In addition, ecoTECH has the right to appoint four of the five initial members to the board of directors. The Company is accounting for the transaction in accordance with Accounting Standards Codification No 805 "Business Combinations." The assets and liabilities of ecoTECH are recorded at their historical cost basis on the date immediately preceding the transaction. Sea 2 Sky’s assets and liabilities will be recorded at fair value in connection with the reverse acquisition; however, we believe the estimated fair value of assets and liabilities as of the date of acquisition will approximate their carrying values.  Accordingly no pro forma adjustment is made herein to adjust the carrying values of Sea 2 Sky’s assets and liabilities.

The unaudited pro forma combined condensed balance sheet was prepared assuming the transaction closed on June 30, 2010.  The unaudited pro forma combined condensed statements of operations and comprehensive loss were prepared as if the transaction had taken place (i) at the beginning of ecoTECH’s year ended December 31, 2009 and (ii) for the six months ended June 30, 2010.  Additionally, since Sea 2 Sky’s year end is August 31, the pro forma statement of operations and comprehensive lossfor Sea 2 Sky were prepared as if the transaction had taken place (i) at the beginning of Sea 2 Sky’s year ended August 31, 2009 and (ii) for the nine months ended May 31, 2010.

These statements should be read in conjunction with the historical financial statements and related notes in Sea 2 Sky’s Annual Report on Form 10-K for the year ended August 31, 2009 and the Quarterly Report on Form 10-Q for the nine-month period ended May 31, 2010. The unaudited pro forma combined condensed statements of operations and comprehensive lossare not necessarily indicative of what the actual results of operations would have been had such transactions taken place at the beginning of the respective periods.

We are providing this information to aid you in your analysis of the financial aspects of the transaction. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of Sea 2 Sky and ecoTECH and the related notes thereto.

The columns captioned “Sea 2 Sky Corporation” represent the balance sheet of Sea 2 Sky as of May 31, 2010 and the related statements of operations and comprehensive lossfor the twelve month period ended August 31, 2009 and for the nine months ended May 31, 2010. The columns captioned “ecoTECH Energy Corporation (Canada), Inc.” represent the balance sheet of ecoTECH as of June 30, 2010 and the related statements of operations and comprehensive lossfor the year ended December 31, 2009 and for the six months ended June 30, 2010.  It was deemed impractical to obtain ecoTECH’s statement of operations for the nine months ended September 30, 2010.

The unaudited pro forma combined condensed balance sheet and statements of operations and comprehensive losshave been prepared to give effect to the following pro forma adjustments which are deemed to be directly attributable to the transaction:

1.	To reflect the issuance of 110,606,239 shares ($110,606 at par value) and to adjust the common stock account to par value of $191,059.
2.	Elimination of Sea 2 Sky Corporation’s accumulated deficit and reduction of additional paid-in capital.

	Sea 2 Sky	ecoTECH Energy Group
Pro Forma Balance Sheet	Corporation	(Canada), Inc.	Pro Forma		Pro Forma
	May 31, 2010	June 30, 2010	Adjustments		Combined
	(Unaudited)	(Unaudited)			(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$15,695	$-			$15,695
Prepaids	-	9,365			9,365
Due from related parties	-	4,819			4,819
Total current assets	15,695	14,184			29,879

Property, plant and equipment, net	-	190,493			190,493
Deposits	-	41,809			41,809
Total assets	$15,695	$246,486			$262,181

Liabilities and Shareholders’ Deficit:
Current liabilities:
Accounts payable	$3,267	$417,585			$420,852
Accrued payroll	100,000	764,830			864,830
Accrued liabilities – related party	-	145,972			145,972
Other accrued liabilities	-	82,438			82,438
Notes payable to related parties	-	129,866			129,866
Convertible debentures – current	-	19,084			19,084
Total liabilities	103,267	1,559,775			1,663,042

Commitments and contingencies	-	-			-

Shareholders’ deficit:
Common Stock, $0.001 par value:	80,453	103,252	7,354	1	191,059
Additional paid-in capital	1,617,507	26,038,733	(1,795,385	) 2	25,860,855
Accumulated other comprehensive income	2,499	-			2,499
Cumulative foreign currency translation adjustment	-	(33,612)			(33,612)
Deficit accumulated during the development stage	(1,788,031)	(27,421,662)	1,788,031	2	(27,421,662)
Total shareholders’ deficit	(87,572)	(1,313,289)			(1,400,861)
Total liabilities and shareholders' deficit	$15,695	$246,486			$262,181

Pro Forma Statements of Operations	Sea 2 Sky	ecoTECH Energy Group (Canada), Inc.
and Comprehensive Loss	Corporation	Year ended
	Year ended August 31, 2009	December 31, 2009	Pro Forma Adjustments		Pro Forma Combined
	(Unaudited)	(Unaudited)			(Unaudited)
Revenues	-	-			-

Operating expenses:
Selling	-	-			-
General and administrative	$857,212	$7,770,411			$8,627,623
Total operating expenses	857,212	7,770,411			8,627,623

Operating loss	(857,212)	(7,770,411)			(8,627,623)

Other (income) and expense:
Loss on disposal of fixed assets	-	5,704			5,704
Interest expense	-	125,539			125,539
Extinguishment of convertible debt		37,198			37,198
Loss from continuing operations	(857,212)	(7,938,852)			(8,796,064)
Net loss from continuing operations before income tax benefit	$(857,212)	$(7,938,852)			$(8,796,064)

Income tax benefit	-	(20,599)			(20,599)

Net loss	$(857,212)	$(7,918,253)			$(8,775,465)

Change in cumulative foreign currency translation adjustment	-	146,435			146,435

Comprehensive loss from continuing operations	$(857,212)	$(8,064,688)			$(8,921,900)

Basic and diluted loss per common share	$(0.01)				$(0.04)
Weighted average common shares outstanding, basic and diluted	106,610,176		110,606,239	(1)	217,216,415

Pro Forma Statements of Operations and Comprehensive Loss	Sea 2 Sky Corporation	ecoTECH Energy Group (Canada), Inc.
	Nine Months Ended	Six Months Ended	Pro Forma		Pro Forma
	May 31, 2010	June 30, 2010 *	Adjustments		Combined
	(Unaudited)	(Unaudited)			(Unaudited)
Revenues	-	-			-

Operating expenses:
Selling	-	-			-
General and administrative	$829,328	$15,372,879			$16,202,207
Total operating expenses	829,328	15,372,879			16,202,207

Operating loss	(829,328)	(15,372,879)			(16,202,207)

Other (income) and expense:
Loss on disposal of fixed assets	-	-			-
Interest expense	-	19,014			19,014
Extinguishment of convertible debt	-	-			-
Loss from continuing operations	(829,328)	(15,391,893)			(16,221,221)
Net loss before income tax benefit	$(829,328)	$(15,391,893)			$(16,221,221)

Income tax benefit	-	(17,411)			(17,411)
					-
Net loss	$(829,328)	$(15,374,482)			$(16,203,810)

Change in cumulative foreign currency translation adjustment	-	(5,835)			(5,835)

Comprehensive loss	$(829,328)	$(15,368,647)			$(16,197,975)

Basic and diluted loss per common share	$(0.01)				$(0.08)
Weighted average common shares outstanding, basic and diluted	101,510,869		110,606,239	(1)	212,117,108

*	Six months ended June 30, 2010 was used for this proforma, as it was not practical to obtain comparative nine month balances ended September 30, 2010.